UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

PODCASTONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41795	35-2503373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 858-0888

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	PODC	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of May 21, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of PodcastOne, Inc. (the “Company”) elected Jon Merriman as a director of the Company. The Board determined that Mr. Merriman is an “independent” director pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board may appoint Mr. Merriman to one or more committees of the Board at a future date.

With over 35 years of experience in the investment banking, brokerage, and trading businesses, Mr. Merriman has deep experience in corporate turnarounds, debt and equity transactions and helping companies grow across a broad variety of industries, including the healthcare, technology and consumer sectors. He has served as Chief Business Officer for B. Riley Financial, the holding company for RILY’s diverse operations since April 2019, as well as having served as Senior Managing Director, Investment Banking, with B. Riley Securities, the firm’s investment banking arm since September 2016. In these dual roles Mr. Merriman has worked closely with public and private corporations across multiple industry groups, private equity investors, law firms and IR firms to leverage the firm’s resources to create solutions and drive revenue to the firm. Mr. Merriman specializes in actively advising high growth public and private companies on complex financing, capital markets related and operational issues. Prior to joining B. Riley, Mr. Merriman was co-chairman and CEO of Merriman Holdings, Inc. from December 2001 to September 2016. Before forming his own firm, Mr. Merriman was Managing Director and Head of Equities for Wells Fargo Securities (“WFS”), formerly First Security Van Kasper (“FSVK”), and served on FSVK’s Board of Directors. As a result of a financing completed by WFS, he was appointed to the Board of Directors of RateXchange Corporation, a telecommunications company. Mr. Merriman was subsequently appointed Chairman and CEO of RateXchange, which he restructured into Merriman Curhan Ford, known as Merriman Capital, Inc. in November 2001. Mr. Merriman holds a B.A. from Dartmouth College.

Mr. Merriman shall be entitled to participate in the annual compensation package that the Company provides to its non-employee directors.

There is no arrangement or understanding between Mr. Merriman and any other persons pursuant to which Mr. Merriman was elected as a director of the Company. There are no family relationships between Mr. Merriman and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Merriman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PODCASTONE, INC.

Dated: May 28, 2024	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Chief Financial Officer

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